Exhibit 5.1

11 February 2022

Tritium DCFC Limited	Contact
48 Miller Street	Alexandra Feros (07) 3228 9789
Murarrie QLD 4172	Email: alexandra.feros@corrs.com.au

Dear Sir/Madam

Registration Statement on Form S-8

We have been retained as Australian legal advisers to Tritium DCFC Limited ACN 650 026 314 (Tritium DCFC), a company which is incorporated in Australia, in connection with its filing of a registration statement on Form S-8, on or about 11 February 2022, to which this opinion letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the Registration Statement) under the U.S. Securities Act of 1993, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).

The Registration Statement relates to the registration of the following fully paid ordinary shares in the capital of Tritium DCFC, no par value (Ordinary Shares):

(a) up to 625,586 Ordinary Shares (U.S. Shadow Plan Shares) that may become issuable by Tritium DCFC under the Tritium Technologies, LLC Shadow Equity Employee Plan (the U.S. Shadow Plan);

(b)	up to 747,739 Ordinary Shares (Dutch Shadow Plan Shares) that may become issuable by Tritium DCFC under the Tritium Technologies B.V. Shadow Equity Employee Plan (the Dutch Shadow Plan);

(c)	up to 729,801 Ordinary Shares (Australian Shadow Plan Shares) that may become issuable by Tritium DCFC under the Tritium Pty Ltd Shadow Equity Employee Plan (the Australian Shadow Plan); and

(d)	up to 6,438,263 Ordinary Shares (Incentive Plan Shares) that may become issuable under the Tritium DCFC Limited Long Term Incentive Plan (the Incentive Plan).

The U.S. Shadow Plan Shares, Dutch Shadow Plan Shares, Australian Shadow Plan Shares and Incentive Plan Shares are together referred to in this letter as the Shares.

The U.S. Shadow Plan, Dutch Shadow Plan and Australian Shadow Plan are each referred to in this letter as a Shadow Plan and together, the Shadow Plans.

The Shadow Plans and the Incentive Plan are each referred to in this letter as a Plan and together, the Plans.

1	Material reviewed

In connection with the opinions in this letter, we have reviewed:

(a)	a copy of the Registration Statement;

(b)	a copy of the certificate of registration of Tritium DCFC;

(c)	a copy of the constitution of Tritium DCFC as at the date of this letter;

(d)	a copy of each Shadow Plan;

(e)	a copy of the Incentive Plan;

(f)

a copy of the written resolutions of the directors of Tritium DCFC dated 11 February 2022 (US Eastern time) authorising the issue of the Shares and the filing of the Registration Statement (Board Resolution);

(g)	the results of a search conducted on the date of this letter at 11.13 am Brisbane time of the Australian Securities and Investments Commission (ASIC) database for Tritium DCFC (ASIC Search); and

(h)	such other instruments, agreements, certificates, minutes and other documents we deem necessary in order to give the opinions expressed below.

We have also considered such questions of law as we have considered relevant or necessary in order to give the opinions expressed below.

A.	Opinions

Subject to the assumptions and qualifications set out in Schedule 1 and elsewhere in this letter, and subject further to the following:

(a)	the Registration Statement, as finally amended, having become effective under the Securities Act and continuing to be so effective; and

(b)	the Board Resolution remaining in full force and effect and not having been rescinded or amended; and

(c)	valid entries having been made in relation to the issue of the Shares in the books and registers of Tritium DCFC,

we are of the opinion that:

(d)	Tritium DCFC has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia; and

(e)	the Shares, if and when issued as described in the Registration Statement, will be validly issued and fully paid and will not be subject to any call for payment of further capital.

B.	General

The opinions in this letter:

(a)	relate exclusively to the documents and transactions described in it;

(b)	are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion;

(c)

are addressed to and given for the benefit of Tritium DCFC and may be relied upon by Tritium DCFC and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be:

(i)	relied upon, by any other person; or

(ii)	used in connection with any other transaction,

without	our prior written consent; and

(d)

are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 9.00am Brisbane time on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time.

We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Yours faithfully

Corrs Chambers Westgarth

/s/ Alexandra Feros
Alexandra Feros
Partner

Schedule 1

Assumptions and Qualifications

1	Assumptions

We have assumed (without making any investigation) that:

(a)	with respect to all documents reviewed by us:

(i)	all signatures, sealings or markings are genuine;

(ii)

any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;

(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and

(v)	the corporate records of Tritium DCFC are complete, true and accurate;

(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;

(c)	Tritium DCFC has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;

(d)	any documents and information given to us by Tritium DCFC or any of its employees, officers, advisers, agents or representatives are accurate and complete;

(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;

(f)

each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Tritium DCFC, is validly registered and existing under the laws of its place of incorporation;

(h)

each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the filing of the Registration Statement with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;

(j)

the constitution of Tritium DCFC examined by us remains in full force and effect and no alteration has been made or will be made to the constitution prior to the date of allotment and issue of the Shares (Allotment Date);

(k)

the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at the Allotment Date;

(l)	Tritium DCFC has complied with its reporting and filing obligations under all applicable laws;

(m)	each document reviewed by us in connection with this opinion:

(i)	is accurate, complete and up-to-date;

(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;

(n)	no material information or documents have been withheld from us, whether deliberately or inadvertently;

(o)

the resolutions of the directors of Tritium DCFC were dully passed as written resolutions of the directors of Tritium DCFC, all constitutional, statutory and other formalities were duly observed and such resolution was duly adopted, and such resolution has not been revoked or varied and remains in full force and effect and will remain so at the Allotment Date;

(p)

each Plan was validly adopted, remains in full force and effect, and no alterations have been made to the Plan following the date of its adoption or will be made to the Plan prior to an Allotment Date;

(q)	in respect of all awards made under the terms of each Plan, the terms of those awards do not materially deviate from the terms set out in the Plan;

(r)

in relation to any allotment and issue of Shares pursuant to a Plan, the recipient will have become entitled to such Shares under the terms of the Plan and such Shares will, where applicable, be fully vested in accordance with the terms of the Plan and such recipient has or will have complied with all other requirements of the Plan in connection with the allotment and issue of such Shares;

(s)

in relation to any allotment and issuance of Shares pursuant to a Plan, that such Shares will be allotted and issued in accordance with the terms of the Plan, the constitution of Tritium DCFC and the requirements of all applicable laws; and

(t)

none of the Shares or rights to subscribe for Shares have been or will be offered to the public in any jurisdiction in breach of any applicable laws or regulations in that jurisdiction concerning offers of securities to the public.

2	Qualifications

Our opinions in this letter are subject to the following qualifications and limitations:

(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;

(b)	we express no opinion on the compliance of the Plans, or the compliance of any award made under the Plans, with the rules and regulations of the NASDAQ Stock Market LLC;

(c)	we express no opinion in relation to the legality, enforceability or validity of any Plan or any award agreement entered into pursuant to any Plan;

(d)	we are not able to comment on, and express no opinion on whether:

(i)	the information given to us for the purposes of this opinion is adequate;

(ii)	the documents given to us for the purposes of this opinion are complete;

(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;

(iv)	there is other information relevant to the matters referred to in this opinion;

(v)	all relevant documents and information have been correctly filed; or

(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;

(e)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us;

(f)

we have relied on the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date; and

(g)

if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.